Exhibit 99.1

The expenses to be incurred by the Company relating to the registration and offering of 12,143,273 shares of common stock pursuant to a registration statement on Form S-3 (File No. 333-171712) (the “Registration Statement”) and a related prospectus supplement filed with the Securities and Exchange Commission on June 21, 2012 are estimated to be as follows:

Estimated Fees
SEC registration fee	$14,500
Accounting fees and expenses	70,000
Legal fees and expenses	200,000
NYSE supplemental listing fee	45,000
Printing fees	25,000
Transfer agent and registrar fees and expenses	5,000
Miscellaneous fees and expenses	35,000

Total	$394,500